UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: April 19, 2012

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

                (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations

American Airlines, Inc. is furnishing herewith a press release issued on April 19, 2012 by its parent company, AMR Corporation (AMR), as Exhibit 99.1, which is included herein.  This press release was issued to report AMR’s first quarter 2012 results.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits
	Exhibit 99.1	Press Release of AMR dated April 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  April 19, 2012

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of AMR dated April 19, 2012

CONTACT:     Sean Collins
Corporate Communications
Fort Worth, Texas
817-967-1577
mediarelations@aa.com

FOR RELEASE: Thursday, April 19, 2012

AMR CORPORATION ANNOUNCES FIRST QUARTER 2012 RESULTS;
FILES FORM 10-Q QUARTERLY REPORT

Reports 1Q 2012 Net Loss of $1.7 Billion

Excluding Special Items, 1Q Net Loss Was $248 Million Compared
to a Net Loss of $405 Million in 1Q 2011

Reports 10.3 Percent Consolidated Unit Revenue (PRASM) Growth

FORT WORTH, Texas – AMR Corporation, the parent company of
American Airlines, Inc., today filed its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission. The report summarizes AMR’s business and financial results for the first quarter ended March 31, 2012, on a consolidated basis, and is available in the Investor Relations section of AA.com.

First Quarter 2012 Results
In first quarter 2012, AMR incurred a net loss of $1.7 billion compared to a net loss of $436 million in the same period of 2011. Excluding reorganization and special items, the net loss was $248 million compared to the net loss of $405 million for first quarter 2011.
AMR recorded first quarter 2012 consolidated revenues of approximately $6.0 billion, an increase of 9.1 percent year-over-year. Consolidated passenger revenue per available seat mile (unit revenue) grew 10.3 percent compared to the first quarter 2011, and mainline passenger unit revenue increased 10.0 percent.
•	Consolidated passenger yield, which represents the average fares paid, increased 7.4 percent year-over-year in first quarter 2012, and mainline passenger yield increased 7.3 percent.

•	Mainline capacity, or total available seat miles, in first quarter 2012 increased 0.2 percent compared to the same period in 2011.

•	American’s mainline load factor, or the percentage of total seats filled, was 79.0 percent during first quarter 2012, compared to 77.1 percent in first quarter 2011.

The Company’s revenue performance was driven by significant demand and a positive pricing environment that resulted in higher load factors and better yields. Domestic unit revenues increased across all five of the Company’s hubs. International performance was improved across all regions, with unit revenue in the Atlantic entity increasing by 9.7 percent in first quarter 2012 versus the same period last year, as American continues to capitalize on its joint trans-Atlantic business with British Airways and Iberia by offering an expanded network to its business customers. Latin America, the Company’s largest international entity, posted a unit revenue increase of 10.8 percent in first quarter 2012 driven by yield improvements in Mexico, Central and South America.
AMR’s consolidated operating expenses, excluding special items, were $6.1 billion, 6.6 percent above the same period last year. Consolidated unit costs increased 0.9 percent year-over-year, excluding fuel costs, which includes benefits the Company realized from improved operating performance due, in part, to mild weather in the quarter and restructuring related cost savings from renegotiated aircraft leases and approval of the Company’s motions to reject certain facility agreements and other obligations.

Reorganization Expenses
•
The Company’s first quarter results include approximately $1.4 billion in reorganization items resulting from the voluntary filing by the Company and certain of its direct and indirect U.S. subsidiaries of petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on November 29, 2011.

•
Of the reorganization items, approximately $1.0 billion is related to the Company’s aircraft financing renegotiations and rejections, which includes the modification of 158 aircraft leases; as well as the rejection of eight leases relating to seven Boeing 757-200 aircraft, one McDonnell Douglas MD-80 aircraft, and eight spare engines. The Company also rejected one Airbus A300-600R aircraft that was subject to a mortgage.

•	$340 million is attributable to the Company’s motion to reject facility agreements supporting special facility revenue bonds at Dallas/Fort Worth International Airport and Fort Worth Alliance Airport.

•	$45 million is related to an accrual for professional fees.

Fuel Impact
Taking into account the impact of fuel hedging, AMR paid approximately $3.24 per gallon for jet fuel in first quarter 2012 versus approximately $2.76 per gallon in first quarter 2011, a 17.6 percent increase. As a result, the Company paid $325 million more for fuel in first quarter 2012 than it would have paid at prevailing prices from the prior-year period.

Cash Position
AMR ended the first quarter with approximately $5.6 billion in cash and short-term investments, including a restricted cash balance of $771 million and approximately
$9 million of collateral relating to fuel hedging transactions, compared to a balance of approximately $6.3 billion in cash and short-term investments, including a restricted cash balance of $455 million and approximately $390 million of collateral relating to fuel hedging transactions, at the end of first quarter 2011.
As of November 30, 2011, the Company had approximately $4.8 billion in cash and short-term investments, including a restricted cash balance of $693 million.

About American Airlines
American Airlines, American Eagle and the AmericanConnection® carrier serve 260 airports in more than 50 countries and territories with, on average, more than 3,300 daily flights. The combined network fleet numbers more than 900 aircraft. American’s award-winning website, AA.com®, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld® alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members and members-elect serve more than 900 destinations with more than 10,000 daily flights to 149 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, AmericanConnection, AA.com, and AAdvantage are trademarks of American Airlines, Inc. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by the OTC Markets Group.

AMR Corporation and certain of its United States-based subsidiaries, including American Airlines, Inc. and AMR Eagle Holding Corporation, filed voluntary petitions on Nov. 29, 2011 for Chapter 11 reorganization in the U.S. Bankruptcy Court for the Southern District of New York. More information about the Chapter 11 filing is available on the Internet at http://aa.com/restructuring.

Cautionary Statement Regarding Forward-Looking Statements and Information

This news release could be viewed as containing forward-looking statements or information. Actual results may differ materially from the results suggested by the statements and information contained herein for a number of reasons, including, but not limited to, the impact of the bankruptcy filings of the Company and certain of its U.S. subsidiaries, the Company’s ability to refinance, extend or repay its near and intermediate term debt, the Company’s substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, impairments and restructuring charges. The Company cannot predict what the ultimate value of any of its or its subsidiaries’ securities may be and it remains too early in the Chapter 11 cases to determine whether holders of any such securities will receive any distribution in the Chapter 11 reorganization. The Company anticipates that its common stock will have minimal or no value on its emergence from Chapter 11. Readers are referred to the documents filed by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the period ended December 31, 2011, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this news release. The Company disclaims any obligation to update any forward-looking statement or information.

NON-GAAP AND OTHER RECONCILIATIONS:
AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)
AMR Corporation	Three Months Ended March 31
(in cents, except as noted)	2012	2011

Operating expenses per available seat mile	14.85	14.06
Less: Impact of special items	0.03	0.08
Operating expenses per available seat mile	14.82	13.98

Percent change	6.0%

Less: Fuel cost per available seat mile	5.25	4.49
Operating expenses per available seat mile, excluding impact of special items and the cost of fuel	9.57	9.49

Percent change	0.9%

Note: The Company believes that operating expenses per available seat mile, excluding the cost of fuel and special items assists investors in understanding the impact of fuel prices and special items on the Company’s operations.

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Current AMR Corp. news releases can be accessed at http://www.aa.com